FOR IMMEDIATE RELEASE
March 19, 2013

Contact:

Norman L. Lowery
Vice Chairman and CEO
(812) 238-6334

First Financial Corporation to Acquire Nine Banking Locations
in Central and Southern Illinois

TERRE HAUTE, INDIANA — First Financial Corporation (NASDAQ: THFF), holding company of First Financial Bank, N.A., announced today that First Financial Bank has entered into an agreement to acquire seven branches and two drive-up locations from Bank of America. The branches are located in the central and southern Illinois communities of Benton, Charleston, Hillsboro, Mattoon, Mount Vernon, Salem and West Frankfort.

Under the agreement, First Financial Bank will acquire $252.0 million in deposits and $2.3 million in small business loans. The purchase does not include credit card, mortgage, investment brokerage or trust accounts. The transaction is expected to be completed in the third quarter of 2013, subject to regulatory approval. Once the transaction is complete, First Financial expects most of the employees at these locations to transition to the company.

“This opportunity made sense for us because it supports our long-term strategy of expanding into areas that we already know well,” said Donald E. Smith, Chairman of the Board of First Financial Corporation. “The new locations are a natural extension of First Financial Bank’s existing footprint and will allow us to strengthen our regional presence in Illinois.”

First Financial and Bank of America are working together to ensure a seamless transition for both customers and employees. Customers with accounts at the branches being acquired need not take any action at this time and should continue to use their current checks, debit cards and other products and services.

“We’re pleased to welcome our new customers and look forward to providing them with the exceptional service, security and stability that First Financial is well known for,” Smith said. “As a community bank, we’re committed to putting the people and businesses in our service area ‘first,’ a tradition that will continue as we grow.”

First Financial Bank, founded in 1834, is one of only a few national banks still operating under its original charter, making it the fifth oldest national bank in the United States. Upon completion of the Bank of America acquisition, First Financial will have 37 branches in Illinois and 36 in Indiana.

About First Financial Corporation

First Financial Corporation is a financial services company headquartered in Terre Haute, Indiana, and has consolidated assets of approximately $2.9 billion. It offers a wide variety of financial services including commercial, mortgage and consumer lending, lease financing, trust account services, depositor services and insurance services through its three subsidiaries, First Financial Bank, N.A., The Morris Plan Company of Terre Haute Inc., and Forrest Sherer Inc. First Financial Bank provides the largest financial services delivery system in its service area, with 68 banking centers in west-central Indiana and east-central Illinois and 125 FirstPlus ATMs. Forrest Sherer is a premier regional supplier of insurance, surety and other financial products. The Morris Plan Company of Terre Haute is an industrial thrift, offering loans to consumers, savings accounts and certificates of deposit.

Additional information and financial data are available in the Investor Relations section of the First Financial Bank website at www.first-online.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of First Financial Corporation’s financial condition, results of operations, asset and credit quality trends, profitability and statements about the expected financial benefits and other effects of the acquisition of Bank of America branches. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to; expected cost savings, synergies and other financial benefits from the acquisition might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with First Financial Corporation’s businesses, competition, government legislation and policies; the ability of First Financial Corporation to execute its business plan, including acquisition plans; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of First Financial Corporation’s internal controls; failure or disruption of information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in First Financial Corporation’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and First Financial Corporation does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.